UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 30, 2013

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AMERICAN FIRST FINANCIAL, INC.

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(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-53578	59-3707569
(Commission File Number)	(IRS Employer Identification No.)

100 South Biscayne Boulevard, Miami, FL	33131
(Address of Principal Executive Offices)	(Zip Code)

(305) 908-1522

(Registrant’s Telephone Number, Including Area Code)

12900 Vonn Road Suite B102, Largo, FL 33774, 727-448-9587

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 Change in Control Over a Registrant

On May 30, 2013, through a private stock purchase, Dr. Michael Rau and Ditmar R Goetz acquired a majority of the outstanding stock in American First Financial, Inc. (the Company). The stock was obtained from Mr. J.R Stirling and Mr. William Arrington for an undisclosed amount.

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer

On May 30, 2013, the Board of Directors of American First Financial, Inc. (“AFF”) appointed Dr. Michael Rau and Dietmar R Goetz, to its board of directors, effective May 30, 2013. Dr. Rau was also appointed as President and Chief Executive Officer for the Company. Mr. Goetz was appointed as Vice President and Chief Operating Officer for the Company.

After the appointments, Mr. J.R. Stirling resigned his position as director and Vice President and Mr. William Arrington resigned his positions as director and Secretary and Treasurer of the Company.

There are no other arrangements or understandings pursuant to which Dr. Rau and Mr. Goetz were appointed by our Board of Directors as Directors. There are no family arrangements between Dr. Rau and Mr. Goetz or any of our other officer or directors or any person or entity affiliated with the Company.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN FIRST FINANCIAL, INC.
May 30, 2013	By: /s/ Dr. Michael Rau
Michael Rau
President and Chief Executive Officer